UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2022

Home Bistro, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56222	27-1517938
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

4014 Chase Avenue, #212, Miami Beach, FL 33140

Phone: (631) 964-1111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐	Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2022, the Board of Directors of Home Bistro, Inc., a Nevada corporation (the “Company”), appointed Camille May as Chief Financial Officer of the Company.

Ms. May, 34, joined the Company in October 2021 in connection with the acquisition of Model Meals LLC. She was a co-founder and chief financial officer of Model Meals since January 2015. Ms. May has no family relationships with any other officer or director of the Company.

In connection with the appointment, the Board approved an employment agreement with Ms. May, which provides for an annual salary of $120,000 per year, a grant of five year warrants to purchase 250,000 shares of common stock of the Company at an exercise price of $0.001 per share, a performance-based bonus of up to $45,000 in cash and up to 100,000 shares of common stock upon attainment of certain performance targets specified therein, and weekly meal packages of up to 16 meals at no cost. The employment agreement has a two year initial term and provides that her employment may only be terminated by the Company for cause.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Bistro, Inc.

Dated: March 28, 2022	By:	/s/ Zalmi Duchman
Zalmi Duchman
Chief Executive Officer

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